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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statements of TCA Cable TV, Inc. on Form S-8 (File Nos. 2-82934, 2-88892, 33-21901,
33-49172, 33-33898, 33-55895, 33-61041, 333-1487, 333-26723, 333-26721,
333-48095, 333-48783 and 33-51323) and Form S-3 (File Nos. 33-61616, 33-44289,
33-40273, 333-23541, 333-32015, 333-44447 and 333-51331) of our report dated
January 15, 1998, on our audits of the consolidated financial statements of TCA Cable, TV, Inc. and Subsidiaries as of October 31, 1997 and for the years ended October 31, 1997 and 1996, which report is included in this Annual Report on Form 10-K.

                                            PricewaterhouseCoopers LLP

Dallas, Texas
January 28, 1999